EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-26008 , Registration Statement No. 33-54057, Registration Statement No, 333-02315, Registration Statement No. 333-28007, Registration Statement No. 333-34621, Registration Statement No. 333-34623, Registration Statement No. 333-92193, Registration Statement No. 333-113647 and Registration Statement No. 333-131638, each on Form S-8, and Registration Statement No. 333-55995 on Form S-3, of our report on the consolidated financial statements and consolidated financial statement schedule of Sotheby’s Holdings, Inc., dated March 16, 2006, which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143," effective December 31, 2005, and our report dated March 16, 2006 relating to management's report on the effectiveness of internal control over financial reporting appearing in Item 8, “Financial Statements and Supplementary Data,” in this Annual Report on Form 10-K of Sotheby’s Holdings, Inc. for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

New York, New York

March 16, 2006